Exhibit 5.1

Writer’s Direct Dial: (212) 225-2654
E-Mail: dgottlieb@cgsh.com

Credit Suisse Group AG

Paradeplatz 8, P.O. Box 1

CH 8070 Zurich, Switzerland

Credit Suisse

Paradeplatz 8
CH 8070 Zurich, Switzerland

Credit Suisse Group Finance (Delaware) LLC I

Helvetia Court, South Esplanade, St. Peter Port

Guernsey, Channel Islands GYI 3WF

Credit Suisse Group Finance (Guernsey) Limited

Helvetia Court, South Esplanade, St. Peter Port

Guernsey, Channel Islands GYI 3WF

March 25, 2009

Ladies and Gentlemen:

We have acted as special U.S. counsel to Credit Suisse Group AG, a corporation organized under the laws of Switzerland (the “Group”), Credit Suisse, a corporation organized under the laws of Switzerland (the “Bank”), Credit Suisse Group Finance (Delaware) LLC I, a limited liability company organized under the laws of the State of Delaware (“Delaware Finance”), and Credit Suisse Group Finance (Guernsey) Limited, a limited company organized under the laws of Guernsey, Channel Islands (“Guernsey Finance” and, together with Delaware Finance, the “Finance Companies”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 relating to the offering from time to time, together or separately and in one or more series (if applicable), of  (i) unsecured debt securities of the Group, including senior debt securities of the Group (the “Group Senior Debt Securities”) and subordinated debt securities of the Group (the “Group Subordinated Debt Securities”), (ii) unsecured debt securities of the Bank, including senior debt securities of the Bank (the “Bank Senior Debt Securities”) and subordinated debt securities of the Bank (the “Bank Subordinated Debt Securities”), (iii) warrants of the Group (the “Group Warrants”), (iv) warrants of the Bank (the “Bank Warrants”), (v) unsecured guaranteed debt securities of each of the Finance Companies, including guaranteed senior debt securities of each of the Finance Companies (the “Guaranteed Finance Senior Debt Securities”) and guaranteed subordinated debt securities of each of the Finance Companies (the “Guaranteed Finance Subordinated Debt Securities”), (vi) guarantees of the Group in connection with the Guaranteed Finance Senior Debt Securities and the Guaranteed Finance Subordinated Debt Securities, (vii) subordinated guarantees of the Group (the “Group Affiliate Subordinated Guarantees”) in connection with the issuance of capital securities by certain affiliates of the Group(all of the above referred to herein as the “Offered Securities”), and (vii) certain other securities.

Such registration statement, as amended as of its most recent effective date  (March 25, 2009), insofar as it relates to the Offered Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement.”  The Offered Securities will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Group Senior Debt Securities are to be issued under an indenture (the “Group Senior Indenture”) to be entered into between the Group and The Bank of New York Mellon, as trustee (together with any predecessor or successor thereto, the “Trustee”).  The Group Subordinated Debt Securities are to be issued under an indenture (the “Group Subordinated Indenture”) to be entered into between the Group and the Trustee.

The Bank Senior Debt Securities are to be issued under an indenture, dated as of March 29, 2007 (the “Bank Senior Indenture”), entered into between the Bank and the Trustee.  The Bank Subordinated Debt Securities are to be issued under an indenture, dated as of March 29, 2007 (the “Bank Subordinated Indenture”), entered into between the Bank and the Trustee.

The Group Warrants are to be issued from time to time under one or more warrant agreements (collectively, the “Group Warrant Agreements”) to be entered into between the Group and one or more institutions, as warrant agents, each to be identified in the applicable Group Warrant Agreement.

The Bank Warrants are to be issued from time to time under one or more warrant agreements (collectively, the “Bank Warrant Agreements”) to be entered into between the Bank and one or more institutions, as warrant agents, each to be identified in the applicable Bank Warrant Agreement.

The Guaranteed Finance Senior Debt Securities and related Group guarantees endorsed thereon are to be issued under indentures (the “Group Finance Senior Guaranteed Debt

Indentures”) to be entered into among the relevant Finance Company, the Group, as guarantor, and the Trustee.  The Guaranteed Finance Subordinated Debt Securities and related Group guarantees endorsed thereon are to be issued under indentures (the “Group Finance Subordinated Guaranteed Debt Indentures” and, together with the Group Finance Senior Guaranteed Debt Indentures, the “Group Finance Guaranteed Debt Indentures”) to be entered into among the relevant Finance Company, the Group, as guarantor, and the Trustee.

The Group Affiliate Subordinated Guarantees are to be issued under a company preferred securities subordinated guarantee agreement and a trust preferred securities subordinated guarantee agreement (collectively, the “Group Affiliate Subordinated Guarantee Agreements”) to be entered into between the Group and JPMorgan Chase Bank, N.A., or any successor thereto, as guarantee trustee.

In arriving at the opinions expressed below, we have reviewed the Registration Statement, including:

•                  the form of Group Senior Indenture,

•                  the form of Group Subordinated Indenture,

•                  the form of Group Senior Debt Securities,

•                  the form of Group Subordinated Debt Securities,

•                  an executed copy of the Bank Senior Indenture,

•                  an executed copy of the Bank Subordinated Indenture,

•                  the form of Bank Senior Debt Securities,

•                  the form of Bank Subordinated Debt Securities,

•                  the forms of Group Finance Senior Guaranteed Debt Indentures,

•                  the forms of Group Finance Subordinated Guaranteed Debt Indentures,

•                  the forms of Guaranteed Finance Senior Debt Securities (including the forms of related Group guarantees endorsed thereon),

•                  the forms of Guaranteed Finance Subordinated Debt Securities (including the forms of related Group guarantees endorsed thereon), and

•                  the forms of Group Affiliate Subordinated Guarantee Agreements,

in each case filed as exhibits thereto, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.             The Group Senior Debt Securities will be the valid, binding and enforceable obligations of the Group, entitled to the benefits of the Group Senior Indenture.

2.             The Group Subordinated Debt Securities will be the valid, binding and enforceable obligations of the Group, entitled to the benefits of the Group Subordinated Indenture.

3.             The Bank Senior Debt Securities will be the valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Bank Senior Indenture.

4.             The Bank Subordinated Debt Securities will be the valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Bank Subordinated Indenture.

5.             The Group Warrants will be the valid, binding and enforceable obligations of the Group.

6.             The Bank Warrants will be the valid, binding and enforceable obligations of the Bank.

7.             The Guaranteed Finance Senior Debt Securities and related Group guarantees endorsed thereon will be valid, binding and enforceable obligations of the relevant Finance Company and of the Group, respectively, entitled to the benefits of the applicable Group Finance Senior Guaranteed Debt Indenture.

8.             The Guaranteed Finance Subordinated Debt Securities and related Group guarantees endorsed thereon will be valid, binding and enforceable obligations of the relevant Finance Company and of the Group, respectively, entitled to the benefits of the applicable Group Finance Subordinated Guaranteed Debt Indenture.

9.             Each of the Group Affiliate Subordinated Guarantees will be a valid, binding and enforceable obligation of the Group, entitled to the benefits of the relevant Group Affiliate Subordinated Guarantee Agreement.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Group, the Bank, or the Finance Companies, (a) we have assumed that the Group, the Bank, the relevant Finance Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Group, the Bank, or the Finance Companies regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) we have assumed that the Offered Securities denominated in a currency other than U.S. dollars will comply in all respects with the applicable law of the country in whose currency such Offered Securities are denominated in respect of the use of or payment in such currency, (c) we have assumed that at the time of the issuance, sale and delivery of each Offered Security, the authorization will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding effect and enforceability of such Offered Security, (d) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (e) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will or have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Group Senior Debt Securities, Group Subordinated Debt Securities, Bank Senior Debt Securities, Bank Subordinated Debt Securities, Guaranteed Finance Senior Debt Securities and related Group guarantees endorsed thereon and Guaranteed Finance Subordinated Debt Securities and related Group guarantees endorsed thereon will conform to the forms thereof, and the terms of the Group Senior Indenture, Group Subordinated Indenture, Bank Senior Indenture, Bank Subordinated Indenture, Group Warrant Agreements, Bank Warrant Agreements, Group Finance Senior Guaranteed Debt Indentures, Group Finance Subordinated Guaranteed Debt Indentures and Group Affiliate Subordinated Guarantee Agreements will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Group, the Bank or the relevant Finance Company, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Group, the Bank or the relevant Finance Company, as applicable, (iv) the Offered Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Group, the Bank or the relevant Finance Company, as the case may be, will authorize the offering and issuance of the Offered Securities and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Group Warrant Agreements or Bank Warrant Agreements and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Offered Securities will be duly executed and delivered and, to the extent required by the applicable Group Senior Indenture, Group Subordinated Indenture, Bank Senior Indenture, Bank Subordinated Indenture, Group Warrant Agreement, Bank Warrant Agreement, Group Finance Senior Guaranteed Debt Indenture, Group Finance Subordinated Guaranteed Debt Indenture and Group Affiliate Subordinated Guarantee Agreement, duly authenticated and countersigned.

In addition, in rendering the opinions above, we have assumed that with respect to any Offered Security that includes any alternative or additional terms that are not specified in the forms thereof examined by us, such inclusion would not cause such Offered Security to be not valid, binding or enforceable.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.  There is no corresponding Federal statute and no controlling Federal court decision on this issue.  Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion with respect to the enforceability of Section 6.01 of each of the Group Finance Guaranteed Debt Indentures and Section 4.06 of each of the Group Affiliate Subordinated Guarantee Agreements with respect to the Group as Guarantor to the effect that such guarantor is liable as a primary rather than a secondary obligor.

We express no opinion as to the enforceability of Section 10.15 of the Group Senior Indenture, Section 11.15 of the Group Subordinated Indenture, Section 10.15 of the Bank Senior Indenture, Section 11.15 of the Bank Subordinated Indenture, Section 11.15 of each of the Group Finance Senior Guaranteed Debt Indentures, Section 13.15 of each of the Group Finance Subordinated Guaranteed Debt Indentures and Section 8.03 of each of the Group Affiliate Subordinated Guarantee Agreements, relating to currency indemnity.

We express no opinion relating to any subordination provision in any Offered Security to the extent it purports to be governed by Swiss law.

The waivers of defenses contained in Section 6.01 of each of the Group Finance Guaranteed Debt Indentures and Section 4.04 of each of the Group Affiliate Subordinated Guarantee Agreements may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” and to the use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ David I. Gottlieb
David I. Gottlieb, a Partner